EXHIBIT 1




                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                               September 30, 1996

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  Nine Months Ended September 30, 1996 and 1995


                                      INDEX
                                      -----


      FINANCIAL STATEMENTS:

      Condensed Consolidated Balance Sheets                                   1
      Condensed Consolidated Statements of Income                             2
      Condensed Consolidated Statements of Cash Flows                         3
      Notes to Condensed Consolidated Financial Statements                    4


The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                                 September 30,     December 31,
                            ASSETS                                   1996              1995
                                                                     ----              ----
Bonds at market value (amortized cost of $1,053,541 and
  $1,006,084)                                                     $1,057,358        $1,036,382
Stocks, at market value (cost of $1,000)                               1,000
Short-term investments                                                90,326            49,845
                                                                  ----------        ----------

    Total investments                                              1,148,684         1,086,227
Cash                                                                   6,932               555
Deferred acquisition costs                                           139,083           132,951
Prepaid reinsurance premiums                                         147,810           133,548
Reinsurance recoverable on unpaid losses                              36,350            61,532
Receivable for securities sold                                         6,048             2,326
Other assets                                                          62,504            59,499
                                                                  ----------        ----------

      TOTAL ASSETS                                                $1,547,411        $1,476,638
                                                                  ==========        ==========


             LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                          $  505,955        $  463,897
Losses and loss adjustment expenses                                   81,452           111,759
Deferred federal income taxes                                         31,164            43,205
Ceded reinsurance balances payable                                    13,539            13,664
Payable for securities purchased                                      73,148             9,516
Accrued expenses and other liabilities                                46,970            44,611
                                                                  ----------        ----------

       TOTAL LIABILITIES                                             752,228           686,652
                                                                  ----------        ----------

Common stock (1,000 shares authorized; 700 and 750 shares
  issued and outstanding; par value of $21,429 and $20,000            15,000            15,000
  per share)
Additional paid-in capital                                           666,470           681,470
Unrealized gain on investments (net of deferred
  income tax provision of $1,336 and $10,604)                          2,482            19,694
Accumulated earnings                                                 111,231            73,822
                                                                  ----------        ----------

       TOTAL SHAREHOLDER'S EQUITY                                    795,183           789,986
                                                                  ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                        $1,547,411        $1,476,638
                                                                  ==========        ==========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                          Nine Months Ended September 30,
                                                          -------------------------------
                                                             1996               1995
                                                             ----               ----
REVENUES:

  Net premiums written (net of premiums ceded of
    $43,021 and $23,414)                                  $  93,314           $ 54,917
  Increase in deferred premium revenue                      (29,193)            (4,080)
                                                          ---------           --------
  Premiums earned (net of premiums ceded of
    $28,854 and $27,020)                                     64,121             50,837
  Net investment income                                      45,950             35,621
  Net realized gains (losses)                                (2,488)             1,246
  Other income                                                  162              3,713
                                                          ---------           --------

              TOTAL REVENUES                                107,745             91,417
                                                          ---------           --------

EXPENSES:

  Losses and loss adjustment expenses (net of
    reinsurance recoveries of $1,947 and $3,051)              4,637              4,822
  Policy acquisition costs                                   18,081             12,413
  Other operating expenses                                   10,834              9,127
                                                          ---------           --------

              TOTAL EXPENSES                                 33,552             26,362
                                                          ---------           --------

INCOME BEFORE INCOME TAXES                                   74,193             65,055

Provision for income taxes                                   18,870             18,711
                                                          ---------           --------

       NET INCOME                                         $  55,323           $ 46,344
                                                          =========           ========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                         Nine Months Ended September 30,
                                                         -------------------------------
                                                              1996             1995
                                                              ----             ----
Cash flows from operating activities:

  Premiums received, net                                  $  97,506        $  56,177
  Policy acquisition and other operating expenses
    paid, net                                               (29,996)         (24,349)
  Recoverable advances received (paid)                        6,373           (9,551)
  Loss and LAE paid, net                                     (9,700)            (832)
  Net investment income received                             46,444           30,160
  Federal income taxes paid                                 (25,292)         (11,121)
  Other, net                                                (14,693)             213
                                                          ---------        ---------
     Net cash provided by operating activities               70,642           40,697
                                                          ---------        ---------

Cash flows from investing activities:
  Proceeds from sales of bonds                              843,083          410,404
  Purchases of bonds                                       (833,810)        (498,631)
  Purchases of property and equipment                        (1,502)            (611)
  Net decrease (increase) in short-term securities          (39,036)          60,320
                                                          ---------        ---------
     Net cash used for investing activities                 (31,265)         (28,518)
                                                          ---------        ---------

Cash flows from financing activities:
  Stock repurchase                                          (15,000)
  Dividends paid                                            (18,000)         (14,000)
                                                          ---------        ---------
     Net cash used for financing activities                 (33,000)         (14,000)
                                                          ---------        ---------

Net increase in cash                                          6,377           (1,821)

Cash at beginning of period                                     555            2,663
                                                          ---------        ---------

Cash at end of period                                     $   6,932        $     842
                                                          =========        =========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

1. ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company) is an insurance company domiciled in the State of New York, and is a wholly owned subsidiary of Capital Guaranty Corporation, which is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent). The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed financings and municipal obligations.

2. BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at September 30, 1996 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1995 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements. The results of operations for the periods ended September 30, 1996 and 1995 are not necessarily indicative of the operating results for the full year.

      Certain amounts in the 1995 financial statements have been reclassed to conform to the 1996 presentation.

      In the first quarter of 1996, the Company recharacterized its cash equivalents as short-term investments. The amount of cash equivalents recharacterized were $17.7 million and $35.3 million, as of September 30, 1996 and December 31, 1995, respectively.


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